Exhibit 99.1

Lightning eMotors Reports Financial Results for First Quarter 2022

–	Record first quarter revenue of $5.4 million, increased 18% year-over-year
–	Record number of quarterly units sold at 68
–	Revealed new electrified Class 5-6 step van chassis and partnership with Blue Bird Corporation at the Advanced Clean Transportation Expo on May 10

LOVELAND, Colo., May 13, 2022 – Lightning eMotors, Inc. (“Lightning eMotors”, “Lightning”, or the “Company”), a leading provider of zero-emission powertrains and medium-duty and specialty commercial electric vehicles for fleets, today announced consolidated results for the first quarter ending March 31, 2022.

“Our sales growth reflected outstanding execution in the face of continued supply chain headwinds,” said Tim Reeser, CEO of Lightning eMotors. “We recently won new and repeat orders with major fleets in the U.S. and Canada across a broad range of vehicle applications. Also, earlier this week we announced a partnership to provide Blue Bird with Electric powertrains for their new Truck Chassis, which moves both companies into new markets and platforms and leverages their brand and deep nationwide sales and service channels. Lastly, we also announced a partnership with Perrone Robotics to offer a Level 2-4 autonomous vehicle option on all our Class 3-7 commercial vehicles, enhancing safety and providing campuses and logistical terminals with autonomous options they can put on the road today. Our expanding list of top tier OEM partners confirms our strategy and product leadership position, while repeat orders from major fleets following initial evaluations reflects the positive customer experience we are providing.”

Reeser continued, “Chassis supply chain challenges remain. Our multiple mitigation strategies, including recently-announced partnerships with GM and Blue Bird, plus our own Lightning eChassis, should begin to alleviate the shortage later this year. Customer reaction to our repower initiative has also been very encouraging. As we look forward with confidence, we continue to improve our productivity, efficiency, and quality with new equipment, tools, and fixtures, plus new outsourcing arrangements for complex wire harness assemblies.”

First Quarter 2022 Financial Results

First quarter revenue was $5.4 million, compared to $4.6 million for the prior-year quarter, an increase of 18% year-over-year.

Net loss was $10.8 million, or $0.14 per share, compared to net loss of $27.4 million, or $0.83 per share during the first quarter of last year.

Adjusted EBITDA was -$14.5 million, compared to -$5.1 million during the same period in the prior year. Adjusted net loss was $18.7 million, compared to $6.8 million during the prior year quarter. Adjusted EBITDA and adjusted net loss are non-GAAP measures. See explanatory language and reconciliation to the GAAP measures below.

Order Backlog and Awarded Orders

As of April 29, 2022, the Company had an order backlog—including full vehicles, powertrain systems to be sold directly to customers, and charging systems—of over 1,500 units valued at $167.8 million.

The Company’s sales pipeline remains strong at $1.5 billion. We expect the 2021 Federal Infrastructure Bill that provides over $10 billion in new funding for medium and heavy duty commercial electric vehicles to begin to be disbursed in Q4 of this year, driving customer demand for Lightning products and services in both the near and long term.

Guidance

We continue to experience supply chain challenges involving chassis and other key components. Delays associated with any of these components may impact the timing of revenue. Our customers remain supportive, and we have not seen any order cancellations due to delivery timing. Based on current business conditions, the Company expects:

●	Second quarter revenue to be in the range of $6.0 million to $8.0 million.
●	Second quarter vehicle and powertrain sales to be in the range of 55 units to 75 units
●	Second quarter adjusted EBITDA to be in the range of -$18 million to -$20 million

Webcast and Conference Call Information

Company management will host a webcast and conference call on May 13, 2022, at 8:30 a.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s fourth quarter update presentation by logging onto the Investor Relations section of the Company's website at https://ir.lightningemotors.com/.

The conference call can be accessed live over the phone by dialing 877-407-6910 (domestic) or +1-201-689-8731 (international).

About Lightning eMotors

Lightning eMotors has been providing specialized and sustainable fleet solutions since 2009, deploying complete zero-emission vehicle solutions for commercial fleets since 2018 – including Class 3 cargo and passenger vans and ambulances, Class 4 and 5 cargo vans and shuttle buses, Class 6 work trucks and school buses, Class 7 city buses, and Class A motorcoaches. The Lightning eMotors’ team designs, engineers, customizes, and manufactures ZEVs to support the wide array of fleet customer needs, with a full suite of control software, telematics, analytics, and charging solutions to simplify the buying and ownership experience and maximize uptime and energy efficiency. To learn more, visit  https://lightningemotors.com.

Investor Relations Contact:

Brian Smith

(800) 223-0740

ir@lightningemotors.com

Media Relations Contact:

Nick Bettis

(800) 223-0740

pressrelations@lightningemotors.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the financial statements of Lightning eMotors (including guidance), its product and customer developments, its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenues and expenses, its expectations regarding the availability and timing of components and supplies and the business plans of Lightning eMotors’ management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Lightning eMotors considering their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on Lightning eMotors as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Lightning eMotors will be those anticipated. These forward-looking statements contained in this press release are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions and other factors include, but are not limited to: (i) those related to our operations and business and financial performance; (ii) our ability to have access to an adequate supply of motors, chassis and other critical components for our vehicles on the timeline we expect (iii) our ability to attract and retain customers; (iv) backlog amounts and sales pipeline that may not result in actual revenue or be indicative of future revenues or sales; (v) our ability to up-sell and cross-sell to customers; (vi) the success of our customers' development programs which will drive future revenues; (vii) our ability to execute on our business strategy; (viii) our ability to compete effectively; (ix) our ability to manage growth, scale up infrastructure and manage increased headcount; (x) the ability of the Company to maintain the New York Stock Exchange’s listing standards, (xi) potential business and supply chain disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, pandemics, sanctions, political unrest, war, terrorism or natural disasters; (xii) macroeconomic factors, including current global and regional market conditions, commodity prices, inflation and deflation; (xiii) federal, state, and local laws, regulations and government incentives, particularly those related to the commercial electric vehicle market; (xiv) the volatility in the price of our securities due to a variety of factors, including changes in the competitive industries in which the Company operates, variations in operating performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the capital structure; (xv) planned and potential business or asset acquisitions or combinations; (xvi) the size and growth of the markets in which we operate; (xvii) the mix of products utilized by the Company’s customers and such customers’ needs for these products; (xviii) market acceptance of new product offerings; and (xix) our funding and liquidity plans. Moreover, we operate in a competitive and rapidly changing environment, and new risks may emerge from time to time. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.

Lightning eMotors, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues	$5,412	$4,591
Cost of revenues	7,722	5,318
Gross loss	(2,310)	(727)
Operating expenses
Research and development	1,942	648
Selling, general and administrative	11,599	3,920
Total operating expenses	13,541	4,568
Loss from operations	(15,851)	(5,295)
Other (income) expense, net
Interest expense, net	3,861	1,611
(Gain) loss from change in fair value of warrant liabilities	(188)	20,539
Gain from change in fair value of derivative liability	(2,555)	—
Gain from change in fair value of earnout liability	(6,172)	—
Other income, net	(41)	(9)
Total other (income) expense, net	(5,095)	22,141
Net loss	$(10,756)	$(27,436)
Net loss per share, basic and diluted	$(0.14)	$(0.83)
Weighted-average shares outstanding, basic and diluted	75,128,044	33,147,475

Lightning eMotors, Inc.

Consolidated Balance Sheets

(in thousands, except shares)

	March 31,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$150,363	$168,538
Accounts receivable, net of allowance of $3,397 and $3,349 as of March 31, 2022 and December 31, 2021, respectively	8,911	9,172
Inventories	17,216	14,621
Prepaid expenses and other current assets	6,071	7,067
Total current assets	182,561	199,398
Property and equipment, net	7,439	4,891
Operating lease right-of-use asset, net	8,475	8,742
Other assets	1,070	379
Total assets	$199,545	$213,410
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$5,246	$6,021
Accrued expenses and other current liabilities	8,645	5,045
Warrant liability	1,997	2,185
Current portion of operating lease obligation	1,280	1,166
Total current liabilities	17,168	14,417
Long-term debt, net of debt discount	65,887	63,768
Operating lease obligation, net of current portion	8,883	9,260
Derivative liability	14,863	17,418
Earnout liability	76,972	83,144
Other long-term liabilities	338	191
Total liabilities	184,111	188,198
Commitments and contingencies (Note 14)
Stockholders’ equity
Preferred stock, par value $.0001, 1,000,000 shares authorized no shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, par value $.0001, 250,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 75,153,493 and 75,062,642 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	8	8
Additional paid-in capital	207,746	206,768
Accumulated deficit	(192,320)	(181,564)
Total stockholders’ equity	15,434	25,212
Total liabilities and stockholders’ equity	$199,545	$213,410

Lightning eMotors, Inc.

Consolidated Statements of Cash Flows

(in thousands, except shares)

(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(10,756)	$(27,436)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	361	126
Provision for doubtful accounts	48	142
Provision for inventory obsolescence and write-downs	95	—
Gain on disposal of fixed asset	—	(9)
Change in fair value of warrant liability	(188)	20,539
Change in fair value of earnout liability	(6,172)	—
Change in fair value of derivative liability	(2,555)	—
Stock-based compensation	972	68
Amortization of debt discount	2,119	985
Non-cash impact of operating lease right-of-use asset	267	553
Issuance of common stock warrants for services performed	—	433
Changes in operating assets and liabilities:
Accounts receivable	213	(557)
Inventories	(2,785)	(1,386)
Prepaid expenses and other assets	80	(2,481)
Accounts payable	(898)	1,304
Accrued expenses and other liabilities	3,057	1,089
Net cash used in operating activities	(16,142)	(6,630)
Cash flows from investing activities
Purchase of property and equipment	(2,024)	(569)
Proceeds from disposal of property and equipment	—	9
Net cash used in investing activities	(2,024)	(560)
Cash flows from financing activities
Proceeds from facility borrowings	—	7,000
Proceeds from the exercise of Series C redeemable convertible preferred warrants	—	1,500
Payments on finance lease obligations	(15)	(6)
Proceeds from exercise of stock options	6	10
Net cash (used in) provided by financing activities	(9)	8,504
Net (decrease) increase in cash	(18,175)	1,314
Cash - Beginning of period	168,538	460
Cash - End of period	$150,363	$1,774
Supplemental cash flow information - Cash paid for interest	$113	$350
Significant noncash transactions
Reduction of warrant liability for conversion of warrants into Series C redeemable convertible preferred stock	$—	$5,310
Property and equipment included in accounts payable and accruals	387	—
Finance lease right-of-use asset in exchange for a lease liability	183	—

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information among other operational metrics to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.

EBITDA, Adjusted EBITDA and Adjusted Net Loss

EBITDA is defined as net income (loss) before depreciation and amortization and interest expense. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, stock-based compensation, gains or losses related to the change in fair value of warrant, derivative and earnout share liabilities and other non-recurring costs determined by management, such as Business Combination related expenses. Adjusted net loss is defined as net income (loss) adjusted for stock-based compensation expense, gains or losses related to the change in fair value of warrant, derivative and earnout share liabilities and certain other non-recurring costs determined by management, such as Business Combination related expenses. EBITDA, adjusted EBITDA and adjusted net loss are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. We believe that using EBITDA, adjusted EBITDA and adjusted net loss provide an additional tool for investors to use in evaluating ongoing operating results and trends while comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA, adjusted EBITDA and adjusted net loss we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of EBITDA, adjusted EBITDA and adjusted net loss may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA, adjusted EBITDA and adjusted net loss in the same fashion.

Because of these limitations, EBITDA, adjusted EBITDA and adjusted net loss should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA, adjusted EBITDA and adjusted net loss on a supplemental basis. You should review the reconciliations of net income (loss) to EBITDA and adjusted EBITDA and net income (loss) to adjusted net loss below and not rely on any single financial measure to evaluate our business.

The following table reconciles net loss to EBITDA and adjusted EBITDA for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022	2021

Net loss	$(10,756)	$(27,436)
Adjustments:
Depreciation and Amortization	361	126
Interest expense, net	3,861	1,611
EBITDA	$(6,534)	$(25,699)
Stock-based compensation	972	68
(Gain) loss from change in fair value of warrant liabilities	(188)	20,539
Gain from change in fair value of derivative liability	(2,555)	—
Gain from change in fair value of earnout liability	(6,172)	—
Adjusted EBITDA	$(14,477)	$(5,092)

The following table reconciles net loss to adjusted net loss for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022	2021
Net loss	$(10,756)	$(27,436)
Adjustments:
Stock-based compensation	972	68
(Gain) loss from change in fair value of warrant liabilities	(188)	20,539
Gain from change in fair value of derivative liability	(2,555)	—
Gain from change in fair value of earnout liability	(6,172)	—
Adjusted net loss	$(18,699)	$(6,829)

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